As filed with the Securities and Exchange Commission on June 12, 2013

Registration No. 333-168013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Sentio Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

189 So. Orange Ave., Suite 1700

Orlando, Florida 32801

(407) 999-7679

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

John Mark Ramsey

Chief Executive Officer

Sentio Healthcare Properties, Inc.

189 So. Orange Ave., Suite 1700

Orlando, Florida 32801

(407) 999-7679

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

 (919) 786-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters the securities that remain unsold under the registration statement of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)

 Explanatory Note

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-168013) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of Sentio Healthcare Properties, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-168013) declared effective February 4, 2011 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister unsold shares of its common stock.

Pursuant to the Registration Statement, the Company registered 55,000,000 shares of common stock, with up to 44,000,000 shares intended to be sold in a primary offering and up to 11,000,000 shares intended to be sold under its distribution reinvestment plan. The Company ceased offering shares of common stock in its primary offering on April 29, 2011 at which time it had sold 725,712 shares of its common stock in the primary offering for aggregate gross proceeds of $7,255,365. As of May 10, 2011, which was the latest date on which the Company sold shares under its distribution reinvestment plan, the Company had sold 118,289 shares under its distribution reinvestment plan for gross proceeds of $1,123,743. By filing this Post-Effective Amendment No. 2 to the Registration Statement, the Company hereby deregisters 43,274,288 unsold primary offering shares of its common stock and 10,881,711unsold shares offered pursuant to its distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 12, 2013.

SENTIO HEALTHCARE PROPERTIES, INC.

By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ John Mark Ramsey	Chief Executive Officer and Director	June 12, 2013
	John Mark Ramsey	(Principal Executive Officer)

	/s/ Sharon C. Kaiser	Chief Financial Officer and Treasurer	June 12, 2013
	Sharon C. Kaiser	(Principal Financial and Accounting Officer)

	*	Director	June 12, 2013
William A. Bloomer

	*	Director	June 12, 2013
Romeo R. Cefalo

	*	Director	June 12, 2013
Barry A. Chase

	*	Director	June 12, 2013
Steven M. Pearson

	*	Director	June 12, 2013
Ronald Shuck

	*	Director	June 12, 2013
James M. Skorheim

*By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser
Attorney-in-Fact